Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Laura Woodcock 843-746-8197 laura.woodcock@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

Ingevity moves to protect gasoline vapor emission control technology patent

NORTH CHARLESTON, S.C., July 19, 2018 - Ingevity Corporation (NYSE:NGVT) has taken proactive steps to protect and defend its patent covering canister systems used in the control of automotive gasoline vapor emissions (Patent No. RE38,844). The company today brought a range of legal actions against two companies - BASF Corp., Florham Park, New Jersey and MAHLE Filter Systems North America, Inc., Murfreesboro, Tennessee - alleging patent infringement.

Ingevity’s patent covers certain canister systems designed to achieve gasoline vapor emission levels that comply with the most stringent U. S. Environmental Protection Agency (EPA) Tier 3 and California LEV III regulations. Ingevity’s patent rights preclude third parties - including competitors, suppliers, testing facilities and automotive original equipment manufacturers (OEMs) - from engaging in development activities, such as prototype creation, testing, marketing and qualifying, during the life of the patent which is set to expire in March 2022.

“Ingevity has invested and is continuing to invest significantly in our automotive gasoline vapor emission control technology,” said Michael Wilson, Ingevity’s president and CEO. “Our leadership and expertise in this application are unique and it’s incumbent upon us to defend our innovations against infringement - including premature development activity - for the benefit of our customers and shareholders. What’s more, we continue to build new capacity and develop new patented technologies to help solve our customers’ challenges just as we have successfully done for the past four decades.”

Ingevity’s suit against BASF, filed in U.S. District Court in Wilmington, Delaware, alleges that BASF is infringing Ingevity’s patent through the development and marketing of a product that would presumably compete with Ingevity’s “honeycomb” technology. Ingevity’s suit against MAHLE, filed in U.S. District Court in the Northern District of Illinois, also alleges that MAHLE has engaged in development activities, as well as the manufacture, marketing and sale of infringing canisters.

“We remain confident in the strength of our intellectual property, including this patent and our other patent-protected technologies,” said Wilson. “As such, we remain confident in the short- and long-term outlook for this business.”

The automotive gasoline vapor emission control products are part of Ingevity’s Performance Materials segment which has manufacturing facilities in Covington, Virginia; Wickliffe, Kentucky; Waynesboro, Georgia; Changshu, China; and Zhuhai, China. Ingevity estimates that globally approximately 8 million gallons of gasoline are captured and recovered by the company’s activated carbon products every day.

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,600 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; synergies and the potential benefits of the acquisition of Georgia-Pacific’s pine chemicals business (the “acquisition”); capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the acquisition will not be realized or will not be realized in the expected time period; the risk that the businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products and new technologies; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017 and our other periodic filings.  Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.